Exhibit 21.1
Tallgrass Energy, LP
Subsidiaries

Company	Jurisdiction of Organization
Alpha Reclaim Technology, LLC	Texas
BNN Colorado Water, Inc.	Colorado
BNN Colorado Water, LLC	Delaware
BNN Eastern, LLC	Delaware
BNN Great Plains, LLC	Delaware
BNN North Dakota, LLC	Delaware
BNN Recycle, LLC	Delaware
BNN Redtail, LLC	Delaware
BNN South Texas, LLC	Delaware
BNN Water Solutions, LLC	Delaware
BNN West Texas, LLC	Delaware
BNN Western, LLC	Delaware
CES Holding Company, Inc.	Delaware
Deeprock Development, LLC	Delaware
K & H Partners LLC	West Virginia
Plaquemines Liquids Terminal, LLC	Delaware
Seahorse Pipeline, LLC	Delaware
Stanchion Energy, LLC	Delaware
Tallgrass Cheyenne Connector Holdings, LLC	Delaware
Tallgrass Cheyenne Connector Operator, LLC	Delaware
Tallgrass Colorado Pipeline, Inc.	Colorado
Tallgrass Energy Finance Corp.	Delaware
Tallgrass Energy Investments, LLC	Delaware
Tallgrass Energy Partners, LP	Delaware
Tallgrass Equity Investments, LLC	Delaware
Tallgrass Equity, LLC	Delaware
Tallgrass Interstate Gas Transmission, LLC	Colorado
Tallgrass Management, LLC	Delaware
Tallgrass Midstream Gathering, LLC	Colorado
Tallgrass Midstream, LLC	Delaware
Tallgrass MLP GP, LLC	Delaware
Tallgrass MLP Operations, LLC	Delaware
Tallgrass NatGas Operator, LLC	Delaware
Tallgrass PLT Operator, LLC	Delaware
Tallgrass Pony Express Pipeline, LLC	Delaware
Tallgrass PRG Holdings, LLC	Delaware
Tallgrass PRG Operator, LLC	Delaware
Tallgrass Sterling Terminal, LLC	Delaware
Tallgrass Terminals, LLC	Delaware
TEP REX Holdings, LLC	Delaware
Trailblazer Pipeline Company LLC	Delaware